Exhibit 10.2

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is dated as of January 1, 2008 (the “Effective Date”), between Los Gatos Ltd. (“Los Gatos”) and Tigris Financial (International) LP (“Tigris”).

The parties agree as follows:

1.	Effective as of the Effective Date, Los Gatos engages Tigris as a business and financial adviser, its services consisting primarily of business and financial advice with respect to the strategic business development and corporate finance activities of Los Gatos and its subsidiaries (the “Engagement”).

2.	Tigris’s services with respect to the Engagement shall be performed on an as-required basis as mutually determined by Los Gatos and Tigris from time to time. In performing the services hereunder, Tigris shall comply with Los Gatos’s Code of Ethics and applicable laws and regulations.

3.	During the term of this Agreement, Tigris shall charge Los Gatos the fees described on Exhibit A to this Agreement (as such Exhibit A may be amended from time to time by the parties hereto). The amounts to be charged to Los Gatos under this Section 3 are referred to herein as the “Fees.”

4.	Los Gatos shall, upon request from time to time, promptly reimburse Tigris for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties hereunder; provided, however, that any single out-of-pocket expense in excess of $10,000 shall require the prior approval of Los Gatos, which approval shall not be unreasonably withheld. Tigris shall furnish reasonably detailed backup documentation evidencing its out-of-pocket expenses.

5.	Tigris acknowledges that it is an independent contractor and is not entitled to any compensation or employee benefits (other than as set forth in this Agreement) that would otherwise accrue to any employee provided by Tigris if such employee were an employee of Los Gatos.

6.

Tigris shall, and shall cause its employees, advisors, agents and representatives to, keep secret and retain in confidence all confidential information relating to Los Gatos, including, but not limited to, know-how, trade secrets, customer lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, personnel information, processes, designs and design projects, inventions and research projects and other business affairs relating to Los Gatos, and shall not disclose such confidential information to anyone outside of Los Gatos, either during or after the term of the

Engagement except (i) as necessary or advisable in the course of performing its duties hereunder or (ii) with Los Gatos’s express written consent. Notwithstanding the foregoing, the obligations of Tigris in this Section 6 shall not apply to information:

(1) which is or becomes a matter of public knowledge without breach by Tigris of this Agreement;

(2) which is required to be disclosed by law, regulation or legal process; or

(3) which is received from a third party not known to Tigris to be bound by any duty of confidentiality to Los Gatos.

7.	Los Gatos acknowledges that Tigris provides advisory services to other clients and that this Agreement does not, and shall not be construed to, limit or restrict Tigris’s ability to provide such services to its existing and future clients, including to clients engaged in businesses competitive with Los Gatos.

8.	This Agreement may not be assigned by Tigris without the consent of Los Gatos (which consent shall not be unreasonably withheld), provided, however, that Tigris shall have the right to assign all or any portion of the Fees to any affiliated person or entity, and provided, further, that Tigris may delegate any of its obligations hereunder to its affiliates, including, without limitation, Tigris Financial Group Ltd.

9.	This Agreement may be terminated by Los Gatos or Tigris at any time upon not less than thirty (30) days’ prior written notice to the other, and upon the effective date of such termination (the “Termination Date”) the Fees otherwise payable shall cease; provided, however, that Los Gatos shall continue to be responsible for, and shall pay, on a pro rated basis, all accrued and unpaid Fees and reimbursements through the Termination Date.

10.

Los Gatos hereby agrees to indemnify and hold harmless Tigris, its affiliates, and each of their directors, officers, employees, partners, shareholders and related persons (the “Indemnified Parties”) against any losses, claims, damages or liabilities (joint or several), including, without limitation, all reasonable legal fees and other expenses incurred in connection with investigating, defending, paying, settling or compromising any such loss, claim, damage or liability, to which any Indemnified Party becomes subject and which is related to or arises out of any act, omission, transaction or event contemplated by this Agreement. Los Gatos will promptly reimburse any Indemnified Party for all expenses as reasonably incurred in connection with the foregoing; provided, however, that each Indemnified Party so reimbursed shall repay such expenses in the event that it is ultimately determined that such Indemnified Party is not entitled to indemnification for such loss, claim, damage or liability pursuant to this Section 10. Notwithstanding the foregoing, the indemnity contained herein shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Los Gatos (which consent shall not be unreasonably withheld), nor shall Los Gatos be liable in any such case for any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final judgment that such loss, claim, damage or liability resulted from an Indemnified Party’s gross negligence, willful misconduct or bad faith.

Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall deliver to Los Gatos a written notice of the commencement thereof, and Los Gatos shall have the right to participate in, and, to the extent Los Gatos so desires, to assume the defense thereof with counsel satisfactory to the Indemnified Parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by Los Gatos, if representation of such Indemnified Party by the counsel retained by Los Gatos would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to Los Gatos within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve Los Gatos of any liability to the Indemnified Party under this Section 10 but the omission to so deliver written notice to Los Gatos will not relieve it of any liability that it may have to an Indemnified Party otherwise than under this Section 10.

The obligations of Los Gatos referred to in this Section 10 shall be in addition to any rights that any Indemnified Party may have otherwise. The obligations of Los Gatos under this Section 10 shall survive the termination of this Agreement.

11.	This Agreement is the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements and understandings regarding the subject matter hereof. No provisions of this Agreement may be changed, varied, discharged, discounted or assigned except in writing by the parties hereto.

12.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any conflict of laws principles. Any amendment hereto or waiver of any right or obligation must be in writing and signed by both parties. All disputes, claims or controversies arising between Los Gatos and Tigris in connection with this Agreement shall be brought exclusively before the

Supreme Court of the State of New York, New York County.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Tigris Financial (International) LP

By:	Tigris Management Limited, its general partner

By:	/s/ Pearline McIntosh /s/ Patrice Minors
Name: Pearline McIntosh Patrice Minors
Title: For and On Behalf of Miners Management (BVD) LTD., Sole Director

Agreed to and Accepted as of the Effective Date:

LOS GATOS LTD.

By:	/s/ Pearline McIntosh /s/ Patrice Minors
Name: Pearline Mcintosh Patrice Minors
Title: Director Director

[Signature page to Services Agreement effective January 1, 2008]

Exhibit A – Annual Fees

Effective as of January 1, 2008: $150,000

Effective as of January 1, 2009: $375,000. In addition, effective October 2, 2009, Los Gatos shall make a one-time grant to Tigris of 4,771,318 ordinary shares in the capital of Los Gatos, free of any restrictions on transferability.

Effective as of January 1, 2010: $500,000

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